Exhibit 16

                       [Deloitte & Touche LLP Letterhead]




October 26, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 to Form 8-K of CityFed Financial Corp. dated October 26, 2001.

Yours truly,

/s/ Deloitte & Touche LLP